Exhibit 99.1
Citizens Financial Services, Inc. Reports Fourth Quarter 2005 Earnings

MANSFIELD, PENNSYLVANIA— January 25, 2006 - Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the fourth quarter of 2005.

Net income for the three months and twelve months ended December 31, 2005 was $1,376,000 and $5,274,000, respectively. This compares to the three months and twelve months ended December 31, 2004 of $885,000 and $5,267,000, respectively. Our tax adjusted net interest margin for 2005 was 3.79% compared with 3.87% for 2004.

Earnings per share were $1.85 through December 2005 compared with $1.84 in 2004, a slight increase of .5%. Return on equity (ROE) was 12.63% while return on assets (ROA) was 1.04% for 2005, compared to ROE of 13.40% and ROA of 1.09% for 2004.

Since December of last year, total assets have increased $30.1 million, or 6.03%. As of December 31, 2005 total assets were $529.5 million compared with $499.3 million a year ago. The investment portfolio as of the end of December stood at $102.6 million, an increase of $6.9 million from last year’s balance. In doing so, our yield on our investment portfolio has increased from 4.05% in 2004 to 4.20% for 2005. Total loans have increased $23.1 million, representing a 6.4% increase. This increase is attributable to our continued emphasis on adding high quality commercial loans as well as residential mortgages. To fund this asset growth, deposits and borrowed funds have increased $10.7 million and $17.7 million, respectively.

Stockholders’ Equity, excluding accumulated other comprehensive income, has increased $2.5 million, or 6.09% since last year. In December, a cash dividend of $.21 per share was declared and will be paid to shareholders on January 27, 2006 to record holders as of January 13, 2006. Total dividends per share paid in 2005 totaled $.82 per share, which compares to $.78 per share last year. This represents an increase of 5.1% and a dividend yield of 4% as of December 31, 2005. Book value per share at December 31, 2005 was $15.29 compared with $14.30 last year, a 6.92% increase.

CEO and President Randall E. Black stated, “Operating results for the quarter and year reflect the flattened yield curve and margin compression that has persisted during all of 2005. This has resulted in compressed margins for our bank as well as many banks throughout the country. Despite this less than favorable interest rate environment, we have increased our net interest margin by $268,000 over last year’s level, or 1.5%. Additionally on November 17, we received regulatory approval to acquire the Hannibal branch of the Fulton Savings Bank. The closing took place on December 17 and the office was relocated to Wellsville, New York. For the three months ended December 31, 2005, operating results were impacted by the branch acquisition. Approximately $220,000 of expenses were incurred during the quarter to consummate the transaction. Excluding these costs, net income would have been approximately $1.5 million for the quarter. Operating cash earnings per share, which is net income before amortization of intangible assets and merger and acquisition costs net of tax, was $2.02 for 2005 compared with $1.97 for 2004, a 2.5% increase.”

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 16 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

***

CONTACT:	Kathleen Campbell	FIRST CITIZENS NATIONAL BANK
	570-662-0422	15 S. MAIN STREET
	570-662-8512 (FAX)	MANSFIELD, PA 16933

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31	December 31
(in thousands)	2005	2004
ASSETS:
Cash and due from banks:
Noninterest-bearing	$8,498	$9,162
Interest-bearing	111	177
Total cash and cash equivalents	8,609	9,339

Available-for-sale securities	102,602	95,747

Loans (net of allowance for loan losses:
2005, $3,664; 2004, $3,919	379,139	355,774

Premises and equipment	12,305	11,833
Accrued interest receivable	2,164	1,736
Goodwill	8,605	8,605
Core deposit intangible	684	1,262
Bank owned life insurance	7,743	7,449
Other assets	7,624	7,602

TOTAL ASSETS	$529,475	$499,347

LIABILITIES:
Deposits:
Noninterest-bearing	$50,600	$46,866
Interest-bearing	379,199	372,208
Total deposits	429,799	419,074
Borrowed funds	52,674	34,975
Accrued interest payable	1,862	1,870
Commitment to purchase investment securities	752	-
Other liabilities	2,593	2,639
TOTAL LIABILITIES	487,680	458,558

STOCKHOLDERS' EQUITY:
Common Stock
$1.00 par value; authorized 10,000,000 shares;
issued 2,965,257 and 2,937,519 shares
in 2005 and 2004, respectively	2,965	2,938
Additional paid-in capital	11,359	10,804
Retained earnings	31,251	28,894
TOTAL	45,575	42,636
Accumulated other comprehensive (loss) income	(1,306)	164
Less: Treasury Stock, at cost
118,715 and 97,262 shares for 2005 and 2004, respectively	(2,474)	(2,011)

TOTAL STOCKHOLDERS' EQUITY	41,795	40,789
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$529,475	$499,347

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	December 31		December 31
	2005	2004	2005	2004
INTEREST INCOME:
Interest and fees on loans	$6,525	$5,953	$24,911	$22,600
Interest-bearing deposits with banks	-	1	3	10
Investment securities:
Taxable	739	823	2,979	3,413
Nontaxable	202	78	596	301
Dividends	54	72	210	282

TOTAL INTEREST INCOME	7,520	6,927	28,699	26,606

INTEREST EXPENSE:
Deposits	2,532	2,202	9,373	8,283
Borrowed funds	487	268	1,627	952

TOTAL INTEREST EXPENSE	3,019	2,470	11,000	9,235

NET INTEREST INCOME	4,501	4,457	17,699	17,371
Provision for loan losses	30	-	60	-

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,471	4,457	17,639	17,371

NON-INTEREST INCOME:
Service charges	762	752	2,965	3,017
Trust	106	102	474	434
Brokerage	45	33	183	185
Insurance	55	25	260	175
Gains on loans sold	24	17	70	54
Investment securities losses, net	-	(726)	-	(235)
Earnings on bank owned life insurance	74	74	294	307
Other	162	92	442	355

TOTAL NON-INTEREST INCOME	1,228	369	4,688	4,292

NON-INTEREST EXPENSES:
Salaries and employee benefits	1,757	1,958	7,645	7,636
Occupancy	295	260	1,142	1,072
Furniture and equipment	167	179	658	695
Professional fees	128	187	536	630
Amortization of intangibles	145	144	578	506
Other	1,397	1,068	4,828	4,383

TOTAL NON-INTEREST EXPENSES	3,889	3,796	15,387	14,922

Income before provision for income taxes	1,810	1,030	6,940	6,741
Provision for income taxes	434	145	1,666	1,474

NET INCOME	$1,376	$885	$5,274	$5,267

Earnings Per Share	$0.48	$0.31	$1.85	$1.84
Cash Dividends Per Share	$0.21	$0.20	$0.82	$0.78

Weighted average number of shares outstanding	2,846,542	2,867,995	2,856,593	2,868,131

Financial Highlights
(Unaudited - in thousands, except per share and ratio data)

	2005	2004
Twelve Months Ended December 31
Net Income	$5,274	$5,267
Comprehensive Income	3,804	4,475
Per common share data:
Earnings per share	$1.85	$1.84
Cash dividends per share	$0.82	$0.78
Performance Ratios:
Return on average assets	1.04%	1.09%
Return on average equity	12.63%	13.40%

Three Months Ended December 31
Net Income	$1,376	$885
Per common share data:
Earnings per share	$0.48	$0.31
Cash dividends per share	$0.21	$0.20
Performance Ratios:
Return on average assets (annualized)	1.06%	0.71%
Return on average equity (annualized)	12.92%	8.70%

At December 31
Assets	$529,475	$499,347
Investment securities:
Available for sale	102,602	95,747
Loans (net of unearned income)	382,803	359,693
Allowance for loan losses	3,664	3,919
Deposits	429,799	419,074
Stockholders' Equity	41,795	40,789
Non-performing assets	2,854	2,932
Average Leverage Ratio	8.04%	7.84%
Per common share data:
Book value	$15.29	$14.30
Market value (average of bid/ask price)	$20.90	$23.83
Market price to book value ratio	136.68%	166.57%

	Cash Dividends
Common Stock Information:	Bid	Ask	Paid

Quarter Ended:

December 31, 2005	$20.80	$21.00	$0.210
September 30, 2005	$20.10	$20.50	$0.205
June 30, 2005	$21.00	$21.70	$0.205
March 31, 2005	$23.50	$24.25	$0.200

December 31, 2004	$23.65	$24.00	$0.200
September 30, 2004	$21.50	$22.15	$0.195
June 30, 2004	$22.20	$22.75	$0.195
March 31, 2004	$25.00	$25.25	$0.190